UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2020
OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Richard Ramlall informed the Board of Directors (the “Board”) of Oblong, Inc., a Delaware corporation (the “Company”), that he had decided not to stand for re-election at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which took place on December 22, 2020. In connection with Mr. Ramlall’s decision not to stand for re-election at the Annual Meeting, the Board approved a decrease in the size of the Board from four to three members, effective as of the Annual Meeting. Mr. Ramlall’s decision to not stand for re-election was not a result of any disagreement with the Company regarding any matter relating to its operations, policies or practices.
Effective as of the Annual Meeting, Jason Adelman replaced Mr. Ramlall as a member of the Audit Committee of the Board, and James Lusk replaced Mr. Ramlall as a member of the Nominating Committee of the Board, in each case as a result of Mr. Ramlall’s decision not to stand for re-election at the Annual Meeting.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As discussed above, the Company held its Annual Meeting on December 22, 2020. As of November 17, 2020 (the "Record Date"), the Company had issued and outstanding and entitled to vote at the Annual Meeting (i) 6,357,839 shares of the Company’s Common Stock, par value $0.0001 per share ("Common Stock"), with each share entitled to one vote per share; (ii) 45 shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.0001 per share ("Series A-2 Preferred Stock"), with each share entitled to vote on an as converted basis based upon a conversion price of $18.49 per share, resulting in an aggregate of 18,270 as-converted shares of Common Stock for voting purposes; and (ii) 250 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share ("Series C Preferred Stock" and, together with the Series A-2 Preferred Stock, the "Preferred Stock"), with each share entitled to vote on an as converted basis based upon a conversion price of $3.30 per share, resulting in an aggregate of 75,750 as-converted shares of Common Stock for voting purposes. Out of the shares of Common Stock and Preferred Stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting, 4,313,883 (or approximately 67.65%) of such shares were present in person or represented by proxy at the Annual Meeting. Giving effect to the Preferred Stock on an as-converted basis, 4,313,883 (or approximately 66.86%) of the voting power of all shares of issued and outstanding Common Stock and Preferred Stock as of the Record Date was present in person or represented by proxy at the Annual Meeting.
The proposals listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Pursuant to the voting results set forth below, which give effect to votes cast, in person or by proxy, by holders of Preferred Stock on an as-converted basis, (i) the three nominated directors were each elected to serve a one-year term expiring at the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified; and (ii) proposal no. 2 was approved by the Company’s stockholders.

1. Election of the following persons to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jason Adelman	2,430,428	17,385	0
Peter Holst	2,430,059	17,754	0
James Lusk	2,430,666	17,147	0

2. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,302,541	7,239	4,103	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: December 22, 2020                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO